Exhibit 99.1
HF Foods Announces CEO Transition

Current President and Chief Operating Officer Felix Lin Named Interim Chief Executive Officer

LAS VEGAS — October 28, 2024 — HF Foods Group Inc. (NASDAQ: HFFG) (“HF Foods” or the “Company”), a leading food distributor to Asian restaurants across the United States, today announced the appointment of Felix Lin as Interim Chief Executive Officer (CEO). Mr. Lin assumes the role of CEO, in addition to his current roles of President and Chief Operating Officer (COO). Mr. Lin replaces HF Foods’ previous CEO, Peter Zhang. The leadership transition is not due to any disagreement with Mr. Zhang regarding the Company’s financial reporting, policies or practices. Mr. Zhang remains on the Board of Directors.

With extensive experience in operational management and financial strategy, Mr. Lin has been a pivotal leader at HF Foods for the past five years, contributing significantly through his roles on both the management team and the Board of Directors. In addition to his current roles of President and COO, he was previously a member of the Board of Directors and has served as Interim Chief Financial Officer. His contributions have been key in executing the Company’s transformation plan.

“Felix has been instrumental in shaping HF Foods’ strategic direction and operational execution as a core member of our executive team,” said Charlotte Westfall, HF Foods’ Lead Independent Director. “He has been a key decision-maker here at HF Foods, having already guided many of our most significant initiatives. Felix’s depth and breadth of experience, combined with his intimate knowledge of the business, will help lead the Company as Interim CEO during this critical time.”

Prior to HF Foods, Mr. Lin served as Vice President for Blue Bird Corporation, a leading school bus manufacturer in North America, where he oversaw human resources, corporate and operations training, government relations, compliance and strategy. Earlier in his career, Mr. Lin held leadership roles in Finance, Manufacturing Operations, Supply Chain and worked as a key member of the China and Middle East business development team for Blue Bird Corporation under Cerberus Capital Management, LLP. He served as an Independent Board Member for HF Foods from November 2019 to April 2022, where he served as Chairman of the Audit Committee and the Special Investigation Committee.

“I am grateful to the Board for this opportunity, and am excited to continue to build upon our strong foundation alongside our exceptional leadership team,” Mr. Lin said. “The relationships we’ve built with our best-in-class general managers, suppliers and customers have been central to our success, and they will remain crucial as we fortify our industry-leading position and capabilities. Through our continued focus on our transformation plan, we look forward to driving long-term value for all our stakeholders.”

About HF Foods Group Inc.

HF Foods Group Inc. is a leading marketer and distributor of fresh produce, frozen and dry food, and non-food products to primarily Asian restaurants and other foodservice customers throughout the United States. HF Foods aims to supply the increasing demand for Asian

American restaurant cuisine, leveraging its nationwide network of distribution centers and its strong relations with growers and suppliers of fresh, high-quality specialty restaurant food products and supplies in the US, South America, and Asia. Headquartered in Las Vegas, Nevada, HF Foods trades on Nasdaq under the symbol “HFFG”. For more information, please visit www.hffoodsgroup.com.

Forward-Looking Statements

All statements in this news release other than statements of historical facts are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “aims,” “continues,” “expects,” “plans,” “will,” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Such factors include, but are not limited to, risks disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements.

Contact:
ICR
Investors: Anna Kate Heller
Media: Keil Decker
hffoodsgroup@icrinc.com